Exhibit 10.51

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

THIS FOURTH AMENDED AND RESTATED OPERATING AGREEMENT (this “Fourth Amended and Restated Operating Agreement”) is effective as of April 1, 2025 (the “Effective Date”), by and between Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin”), Lazarus Energy, LLC, a Delaware limited liability company (“LE”), Lazarus Refining & Marketing, LLC, a Delaware limited liability company (“LRM”), Nixon Product Storage, LLC, a Delaware limited liability company (“NPS”), Blue Dolphin Pipe Line Company, a Delaware corporation (“BDPL”), Blue Dolphin Petroleum Company, a Delaware corporation (“BDPC”), Blue Dolphin Services Co., a Texas corporation (“BDSC”), and other existing, newly formed, or newly acquired entities of Blue Dolphin (each individually a “Subsidiary” or collectively “Subsidiaries”). (LEH, Blue Dolphin, and Subsidiaries are collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, Blue Dolphin and the Subsidiaries engaged LEH to manage and operate the companies thereto, and LEH has provided management services in the areas of operations and management of the business of the companies thereto (collectively the “Services”) and desires to continue to do so; and

WHEREAS, in anticipation of the expiration of the Third Amended and Restated Operating Agreement on April 1, 2025, by and among LEH, Blue Dolphin, and the Subsidiaries, the Parties agree to renewal terms as stipulated herein.

WHEREAS, LEH has successfully provided the Services to Blue Dolphin and the Subsidiaries from February 15, 2012 through the present date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1.         Commencing on the Effective Date and throughout the Term of this Fourth Amended and Restated Operating Agreement, LEH agrees to perform the Services in the interest of Blue Dolphin and the Subsidiaries, subject to the terms and conditions stated herein. The Services shall be performed on a continuing basis without any further specific requests or instructions.

2.          For the purposes of certainty, it is understood and agreed that the term “Services” does not include any activities that can be exercised by LEH as a shareholder, and the Services shall be provided in a way that is independent of any such shareholding.

3.         Quality. The Services provided by LEH hereunder shall be provided in a good and workmanlike manner in accordance with prevailing industry standards.

4.         Compensation. In consideration for the Services hereunder:

(a)          Blue Dolphin and the Subsidiaries shall reimburse LEH at cost for all direct expenses, either paid directly by LEH or financed with LEH’s credit card. Amounts payable to LEH shall be invoiced by LEH weekly but may be reimbursed sooner.

(b)         Blue Dolphin shall also pay to LEH a management fee equal to 5% of all consolidated operating costs, excluding crude costs, depreciation, amortization, and interest (the “Management Fee”).

5.         Term. The “Term” of this Fourth Amended and Restated Operating Agreement shall begin on the Effective Date and shall expire upon the earliest to occur of the following:

(a)         the first anniversary of the Effective Date, which termination date shall be April 1, 2026.

(b)         written notice of either party upon the material breach of this Fourth Amended and Restated Operating Agreement by the other party.

(c)         Upon 90 days’ notice by the Board of Directors of Blue Dolphin (the “Board”) if the Board determines that this Fourth Amended and Restated Operating Agreement is not in the best interest of Blue Dolphin and/or the Subsidiaries.

The termination of this Fourth Amended and Restated Operating Agreement shall not affect the survival of Section 6 of this Fourth Amended and Restated Operating Agreement.

6.         Indemnification.

(a)         LEH will indemnify, defend, and hold harmless Blue Dolphin and the Subsidiaries and their affiliates, and their respective officers, directors, and employees, from and against any claim or liability arising from the negligence or willful misconduct of LEH, or from any injury suffered or alleged to be suffered by any employee of LEH.

(b)         Blue Dolphin and the Subsidiaries will indemnify, defend, and hold harmless LEH, its affiliates, and their respective officers, directors, and employees, from and against any claim or liability arising from the negligence or willful misconduct of Blue Dolphin and the Subsidiaries.

7.         Remedies. If any legal action or other proceeding is brought for the enforcement of this Fourth Amended and Restated Operating Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Fourth Amended and Restated Operating Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other relief to which it or he may be entitled at law or equity.

8.         Successors. This Fourth Amended and Restated Operating Agreement shall be binding upon each of the Parties upon their execution and inure to the benefit of the Parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Fourth Amended and Restated Operating Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Fourth Amended and Restated Operating Agreement unless otherwise agreed.

9.         Severability. In the event that any one or more of the provisions contained in this Fourth Amended and Restated Operating Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Fourth Amended and Restated Operating Agreement or any such other instrument.

10.         Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

11.         Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

12.         Governing Law. This Fourth Amended and Restated Operating Agreement shall be governed by and construed in accordance with the laws of the state of Texas applicable to agreements and contracts executed and to be wholly performed there, without giving effect to the conflicts of law principles thereof. The venue for any action brought in connection herewith shall lie in Harris County, Texas.

13.         Remedies. In the event of any action, dispute or litigation from the Parties hereto relating to the interpretation or enforcement of this Fourth Amended and Restated Operating Agreement or otherwise relating to the subject matter hereof, the prevailing party shall be entitled to recover reasonable attorneys’ fees and court costs.

14.         Multiple Counterparts. This Fourth Amended and Restated Operating Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

15.         Waiver. Any waiver by either party to be enforceable must be in writing and no waiver by either party shall constitute a continuing waiver.

16.         Cross References. References in this Fourth Amended and Restated Operating Agreement to Articles, Sections, Exhibits, or Schedules shall be deemed to be references to Articles, Sections, Exhibits, and Schedules of this Fourth Amended and Restated Operating Agreement unless the context specifically and expressly requires otherwise.

17.         Entire Agreement. This Fourth Amended and Restated Operating Agreement and the other agreements referred to herein set forth the entire understanding of the Parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

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WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Operating Agreement as of the date and year first set forth above.

BLUE DOLPHIN ENERGY COMPANY	LAZARUS ENERGY HOLDINGS, LLC

Jonathan P. Carroll	Jonathan P. Carroll
President	Managing Member

LAZARUS ENERGY, LLC

Jonathan P. Carroll
President

LAZARUS REFINING & MARKETING, LLC

Jonathan P. Carroll
President

NIXON PRODUCT STORAGE, LLC

Jonathan P. Carroll
President

BLUE DOLPHIN PIPE LINE COMPANY

Jonathan P. Carroll
President

BLUE DOLPHIN PETROLEUM COMPANY

Jonathan P. Carroll
President

BLUE DOLPHIN SERVICES CO.

Jonathan P. Carroll
President